NEWS RELEASE
For Immediate Release
Contact: Thomas X. Geisel, President and CEO, (856) 691-4184, tgeisel@sunnb.com

SUN BANCORP, INC. ANNOUNCES COMMENCEMENT

OF PUBLIC OFFERING OF COMMON STOCK

VINELAND, NJ – March 14, 2011 – Sun Bancorp, Inc. (NASDAQ:SNBC), the parent company of Sun National Bank, announced today the commencement of an underwritten public offering of approximately $75 million of its common stock.  The company expects to use the net proceeds from this offering for general corporate purposes, including a contribution to the capital of Sun National Bank to support its organic growth, to fund losses, if any, from potential asset disposition strategies, including loans sales, to repay indebtedness or for acquisitions.

The company’s three largest shareholders and private equity investors, WL Ross, Siguler Guff, and the Brown family, along with management and directors intend to purchase shares in the offering.  WL Ross and Siguler Guff will maintain their equivalent common stock interest in the company.  Accordingly, we have reserved for sale up to $28 million of our stock to be sold in the offering for sale to WL Ross, Siguler Guff, the Brown family, management and directors of the company.  WL Ross, Siguler Guff and the Brown family will purchase shares in the offering at the public offering price less the underwriting discounts and commissions paid to the underwriters.  The number of shares of stock available for sale to the general public will be reduced to the extent these persons purchase such reserved shares.

Keefe, Bruyette & Woods, Inc. is acting as sole book-running manager for the offering and Janney Montgomery Scott LLC, Sandler O’Neill + Partners, L.P. and Sterne, Agee & Leach, Inc. are acting as co-managers for the offering.  The underwriters will have a 30-day option to purchase up to an additional 15% of the offered amount of common stock from the company to cover over-allotments, if any.

The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (“SEC”).  Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the company has filed with the SEC for more complete information about the company and the offering.  Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, copies of

Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
856.691.7700 • www.sunnb.com • Member FDIC • Equal Housing Lender the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (800) 966-1559.

This press release does not constitute an offer to sell or solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sun Bancorp, Inc.
Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.4 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through 66 locations in New Jersey.  Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.   Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC).  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

 Forward-Looking Statements
 Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to the proposed public offering and the use of proceeds from such offering.  Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the company’s filings with the SEC.